Consent of Counsel
I consent to the inclusion of the reference to my opinion under Kansas law under the caption “Legal Matters” in the Prospectus included in Post-Effective Amendment No. 20 to the Registration Statement under the Securities Act of 1933 (Form N‑4 No. 333‑84159) and Amendment No. 21 to the Registration Statement under the Investment Company Act of 1940 (Form N‑4 No. 811‑09517) for the Security Benefit Life Insurance Company Variable Annuity Account XI.

/s/ CHRIS SWICKARD

Chris Swickard
Topeka, Kansas
April 23, 2019